UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2007

CORNELL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-14472	76-0433642
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1700 West Loop South, Suite 1500
Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

(713) 623-0790

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)   Election of Director

On May 3, 2007, Max Batzer was appointed to the board of directors of Cornell Companies, Inc. (the “Company,” “we,” “us” or “our”) to fill a vacant board seat and will serve until the Company’s 2007 annual meeting of shareholders (scheduled for June 14, 2007) and his successor is elected and qualified.  Mr. Batzer is a Portfolio Manager for Wynnefield Capital, Inc.  Mr. Batzer was also appointed to the nominating/governance committee of the board of directors.  Mr. Batzer will participate in the standard non-management director compensation arrangements described in our 2007 proxy statement dated April 30, 2007 for our annual meeting, including an initial equity award on the effective date of his election to the board. Accordingly, effective May 3, 2007, Mr. Batzer received an award of 15,000 options to purchase the Company’s common stock under the Company’s stock option plan.  3,750 options (25%) vest immediately, and a tranche of 25% of the options (3,750 options) vest on each anniversary of the grant over a three-year period.

We also will enter into our standard director indemnification agreement with Mr. Batzer, in the form previously filed by the Company as Exhibit 10.4 to Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006. The agreement generally provides, among other things, that the director will be indemnified to the fullest extent permitted by law.

Mr. Batzer’s election to the board is pursuant to an agreement among the Company, Wynnefield Capital, Inc. and certain of its related parties (“Wynnefield”), and North Star Partners, LP and certain of its related parties (“North Star”), as described in the Company’s Current Report on Form 8-K filed March 9, 2007.  Pursuant to the agreement (i) we agreed to fill the existing director vacancy with Mr. Batzer at the recent meeting of the board, (ii) we agreed to nominate the director slate described in our proxy statement dated April 30, 2007 for our annual meeting and Wynnefield and North Star agreed to vote their shares in favor of such slate, and (iii) we agreed to place Mr. Batzer on the nominating and governance committee.  During the term of the agreement, Wynnefield has the right to designate a replacement for Mr. Batzer should he cease to be a nominee or a director for any reason.  The agreement terminates on March 9, 2008.  Neither Wynnefield nor North Star Partners is obligated to vote for other stockholder proposals made by the board of directors of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNELL COMPANIES, INC.
Dated: May 7, 2007

	By:	/s/ William E. Turcotte
William E. Turcotte
General Counsel and Corporate Secretary